UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Form 8-K regarding the RemainCo Consulting Agreements and the Subcontractor Agreement is hereby incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed and pursuant to an offer letter dated April 26, 2017, the Company’s appointment of Mr. John O’Bryan as the Company’s Senior Vice President and Chief Commercial Officer became effective on the ARL Closing Date. In connection therewith, Mr. O’Bryan was granted awards of 18,316 stock appreciation rights (“SARs”).

These SARs will vest in three equal increments on June 1, 2018, June 1, 2019 and June 1, 2020. Mr. O’Bryan must remain employed by the Company through each anniversary of the grant date in order to vest in the corresponding number of SARs. The SARs have a term of seven years.

The SARs will be settled in cash and have an exercise price of $35.99, the closing price of the Company’s common stock on the date of grant. Upon the exercise of any SAR, the Company shall pay Mr. O’Bryan, in cash, an amount equal to the excess of the aggregate fair market value in respect of which the SARs are being exercised, over the aggregate exercise price of the SARs being exercised. The SARs are subject in all respects to the terms and conditions of the Company’s Equity Incentive Plan and the Stock Appreciation Rights Agreement evidencing the grant, which contain non-solicitation, non-competition and confidentiality provisions.
Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the Annual Meeting) on June 6, 2017. At the Annual Meeting, shareholders voted on the following proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstentions	Broker Non-Votes
SungHwan Cho	13,716,448	2,689,896	27,652	—
James C. Pontious	16,242,879	163,604	27,513	—
J. Mike Laisure	16,126,078	281,646	26,272	—
Harold First	16,038,318	367,418	28,260	—
Jonathan Frates	13,416,515	2,989,969	27,512	—
Michael Nevin	13,420,720	2,985,597	27,679	—

Proposal 2

An advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
16,017,819	354,666	61,511	—

Proposal 3

An advisory vote regarding the frequency of holding a nonbinding advisory vote on executive compensation, as described in the proxy materials.  "1 year" was approved.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
15,646,629	95,899	647,107	44,361	—

In light of these results, and consistent with the Company’s recommendation, the Company will hold an advisory vote on executive compensation every year.

Item 7.01 Regulation FD Disclosure.

On June 6, 2017, American Railcar Industries, Inc. (“ARI” or the “Company”) issued a press release announcing the launch of in-house management of its railcar leasing business and increases to its sales force. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 8.01 Other Events.

As previously disclosed, on December 16, 2016, ARI entered into a railcar management transition agreement (the “Transition Agreement”) with American Railcar Leasing LLC (“ARL”) in anticipation of the expected sale of ARL (the “ARL Sale”) to SMBC Rail Services LLC (“Buyer”). The Transition Agreement, among other things, addresses the proposed transition, from ARL to ARI following the ARL Sale, of the management of railcars owned by ARI (the “ARI Railcars”) and railcars owned by ARI’s subsidiary, Longtrain Leasing III, LLC (“Longtrain”) (the “Longtrain Railcars”). American Entertainment

Properties Corporation (“AEPC”) and SMRSH LLC, an affiliate of Buyer, are also parties to the Transition Agreement for the limited purposes previously disclosed. Immediately prior to the ARL Sale, ARL and its subsidiaries were controlled by Mr. Carl Icahn, ARI’s principal beneficial stockholder, through Icahn Enterprises L.P. Following the ARL Sale, ARL will be controlled by Buyer. AEPC is controlled by Mr. Icahn.

The ARL Sale was consummated (the “ARL Closing”) on June 1, 2017 (the “ARL Closing Date”). In connection with the ARL Closing, ARI entered into the agreements described below on the ARL Closing Date:

•
The Transition Agreement was amended by a Joinder and Amendment to the Transition Agreement, principally to join ACF Industries, LLC, a company controlled by Mr. Icahn (“ACF”) as a party thereto, to address certain ACF books and records in the possession of ARL.

•
ARI, ARL, AEPC and AEP Rail Corp., a company controlled by Mr. Icahn (“AEP Rail”), entered into an Electronic Mail Access Agreement that addresses procedures for the handling of certain electronic mail records of the parties in the possession and control of ARL prior to the ARL Closing.

•
ARI entered into substantially identical consulting services agreements (each, a “RemainCo Consulting Agreement” and, collectively, the “RemainCo Consulting Agreements”) with each of AEPC RemainCo LLC (a wholly-owned subsidiary of AEPC) and AEP Rail RemainCo LLC (a wholly-owned subsidiary of AEP Rail) (each, a “RemainCo” and, collectively, the “RemainCos”). The RemainCos collectively own approximately 4,600 railcars that, pursuant to the terms and conditions of the purchase agreement governing the ARL Sale, may be sold to Buyer over a period of three years after the ARL Closing Date. Under the RemainCo Consulting Agreements, ARI has agreed to provide to each RemainCo, upon each RemainCo’s request, certain consulting services and facilitate communications among (i) each RemainCo, (ii) an unaffiliated, third party consultant engaged to assist each RemainCo to perform its duties regarding the inspection, testing and, if necessary, repair of railcars in accordance with the Federal Railroad Administration directive released September 30, 2016 and subsequently revised and superseded on November 18, 2016 (the “Directive Duties”), (iii) ARL, as manager of each RemainCo’s railcars (other than in respect of the Directive Duties), and (iv) other parties (collectively referred to as “Services”). In exchange for the Services to be performed under the RemainCo Consulting Agreements, each RemainCo will pay to ARI a total weekly fee calculated based on employee hours worked multiplied by an agreed upon rate for the Services performed. In addition, each RemainCo will reimburse ARI for all reasonable and documented costs and expenses incurred in accordance with each RemainCo Consulting Agreement. Each RemainCo Consulting Agreement is terminable by ARI or the applicable RemainCo upon five business days’ prior written notice with respect to any or all of the Services.

Effective upon the ARL Closing, certain agreements between ARI and its subsidiaries, on the one hand, and ARL, on the other hand, were automatically terminated, and the obligations thereunder discharged and released, all subject to the terms and conditions of the Transition Agreement, including:

•
the Railcar Services Agreement, dated April 15, 2011 (as amended), between ARI and ARL, pursuant to which ARI provided ARL railcar repair, engineering, administrative and other services on an as-needed basis;

•	the Consulting Services Agreement, dated as of March 1, 2016, between ARI and ARL, pursuant to which ARI provided legal services to ARL;

•	the Trademark License Agreement, dated as of June 30, 2005, between ARI and ARL, pursuant to which ARI granted to ARL a license to use certain ARI trademarks;

•	the Consulting Services Agreement, dated as of February 15, 2017, between ARI and ARL, pursuant to which ARI provided customer service and engineering services to ARL upon ARL's request; and

•	the Railcar Management Agreement, dated February 29, 2012 (as amended), between ARI and ARL, pursuant to which ARL managed the ARI Railcars and marketed them for sale or lease.

Effective as of the ARL Closing Date, ARI manages the ARI Railcars and markets them for sale or lease.

Pursuant to a Railcar Management Agreement, dated January 29, 2015, between Longtrain and ARL (the “Longtrain RMA”), ARL, as manager, has marketed Longtrain Railcars for lease, and has also arranged for the operation, storage, re-lease, sublease, service, repair, overhaul, replacement and maintenance of the Longtrain Railcars. In addition, a subsidiary of ARL serves as administrator of the accounts used to service the debt under the Longtrain Indenture (as defined below). As previously disclosed, the Transition Agreement, among other things, requires ARI to use commercially reasonable efforts to obtain the consent of noteholders (the “Noteholder Consent”) for ARI to replace ARL as manager of the Longtrain Railcars under that certain Indenture, dated January 29, 2015, between Longtrain and U.S. Bank National Association, as indenture trustee, pursuant to which Longtrain has issued certain notes (the “Longtrain Indenture”), and certain related documents. ARI has no obligation to pay any consent or similar fees in connection with obtaining the Noteholder Consent.

As provided in the Transition Agreement, following the ARL Closing the Longtrain RMA will continue in effect, with ARL remaining as manager of the Longtrain Railcars under the Longtrain RMA and the Longtrain Indenture, unless and until ARI obtains the Noteholder Consent and becomes the manager of the Longtrain Railcars. Further, as contemplated by the Transition Agreement, effective as of the ARL Closing Date, ARI entered into a sub-contract arrangement with ARL (the “Subcontractor Agreement”) to provide services to ARL covering the day-to-day management of the Longtrain Railcars and the leases associated therewith. Under this arrangement, ARL and its subsidiary, as manager and administrator, respectively, will remain in control of the accounts used to service the debt under the Longtrain Indenture. During the term of the Subcontractor Agreement, management fees and expenses paid to ARL in respect of management duties subcontracted to ARI will be paid by ARL to ARI. The Subcontractor Agreement will continue until the earlier of the date on which ARI becomes the manager of the Longtrain Railcars following receipt of the Noteholder Consent, or the date that is thirty (30) months after the ARL Closing Date, unless terminated earlier pursuant to its terms.

The independent directors of the Company’s Audit Committee reviewed and unanimously approved the terms and conditions of, and the Company’s entry into, the Company’s agreements discussed above with entities controlled by Mr. Icahn.

The description above includes a summary of the terms of the RemainCo Consulting Agreements and Subcontractor Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the text of the RemainCo Consulting Agreements and Subcontractor Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Consulting Services Agreement, by and between American Railcar Industries, Inc. and AEPC RemainCo LLC, dated June 1, 2017
Exhibit 10.2	Consulting Services Agreement, by and between American Railcar Industries, Inc. and AEP Rail RemainCo LLC, dated June 1, 2017
Exhibit 10.3
Subcontractor Agreement, by and among American Railcar Industries, Inc., American Railcar Leasing LLC and solely for the purposes of Section 5 thereof, American Entertainment Properties Corp., dated June 1, 2017

Exhibit 99.1	Press release dated June 6, 2017 of American Railcar Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2017		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams

	Name:	Luke M. Williams
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Consulting Services Agreement, by and between American Railcar Industries, Inc. and AEPC RemainCo LLC, dated June 1, 2017
Exhibit 10.2	Consulting Services Agreement, by and between American Railcar Industries, Inc. and AEP Rail RemainCo LLC, dated June 1, 2017
Exhibit 10.3
Subcontractor Agreement, by and among American Railcar Industries, Inc., American Railcar Leasing LLC and solely for the purposes of Section 5 thereof, American Entertainment Properties Corp., dated June 1, 2017

Exhibit 99.1	Press release dated June 6, 2017 of American Railcar Industries, Inc.